EXHIBIT 5.2

HUNTON	Hunton Andrews Kurth LLP File No: 034253.0000117

February 27, 2025

CSX Corporation

500 Water Street, 15th Floor

Jacksonville, Florida 32202

CSX Corporation

CSX Transportation, Inc.

CSX Capital Trust I

Registration Statement on Form S-3

To the Addressee:

We have acted as Virginia counsel to CSX Corporation, a Virginia corporation (the “Company”), in connection with the filing by the Company, CSX Transportation, Inc., a Virginia corporation and a wholly owned subsidiary of the Company (“CSXT”), and CSX Capital Trust I, a statutory business trust created under the Business Trust Act of the State of Delaware (the “Trust”), of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) on the date hereof pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of an indeterminate amount of (i) (a) the Company’s senior debt securities (“CSX Senior Debt Securities”) and subordinated debt securities (“CSX Subordinated Debt Securities,” and collectively with the CSX Senior Debt Securities, the “CSX Debt Securities”); (b) warrants of the Company (“Warrants”); (c) shares of the Company’s preferred stock, without par value (the “Preferred Stock”); (d) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”); (e) the Company’s depositary shares (the “Depositary Shares”), each representing a fractional interest in a share of Preferred Stock; (f) purchase contracts (the “Purchase Contracts”); (g) units (the “Units”); (h) guarantees by the Company (each, a “CSX Guarantee”) of the CSXT Debt Securities (as defined below); and (i) guarantees by the Company of the preferred securities of the Trust (each, a “Preferred Securities Guarantee,” and collectively with the CSX Debt Securities, Warrants, the Preferred Stock, the Common Stock, the Depositary Shares, the Purchase Contracts, the Units and the CSX Guarantees, the “CSX Securities”); (ii) CSXT’s secured debt securities and senior unsecured debt securities (collectively, the “CSXT Debt Securities”); and (iii) the Trust’s preferred securities (the “Trust Preferred Securities”).  The CSX Securities, CSXT Debt Securities and Trust Preferred Securities are collectively referred to herein as the “Securities” and each individually, a “Security.”

Any shares of Preferred Stock will be issued by the Company pursuant to Articles of Amendment (“Articles of Amendment”) to the Company’s Amended and Restated Articles of Incorporation (as amended through the date hereof, the “Articles of Incorporation”).  Any

ATLANTA    AUSTIN    BANGKOK    BEIJING    BOSTON    BRUSSELS    CHARLOTTE    DALLAS    DUBAI    HOUSTON

LONDON    LOS ANGELES    MIAMI    NEW YORK    RICHMOND    SAN FRANCISCO    TOKYO    TYSONS    WASHINGTON, DC

www.Hunton.com

HUNTON

Board of Directors

CSX Corporation

February 27, 2025

shares of Common Stock will be issued by the Company pursuant to the Articles of Incorporation. Any Depositary Shares will be issued by the Company pursuant to one or more deposit agreements among the Company, the depositary to be named therein (the “Depositary”) and the holders from time to time of the deposit receipts issued thereunder (each, a “Deposit Agreement”).

This opinion letter is being furnished in accordance with the requirements of Item 16 of Form S-3 and Item 601(b)(5)(i) of Regulation S-K.

In connection with this opinion letter, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents and records of the Company, certificates of public officials and officers of the Company and such other documents, certificates and records as we have deemed necessary to render the opinions set forth herein, including, among other things:

(i)	the Amended and Restated Articles of Incorporation of the Company, as amended through the date hereof;

(ii)	the Amended and Restated Bylaws of the Company, as amended through the date hereof;

(iii)	the Amended and Restated Articles of Incorporation of CSXT, as amended through the date hereof;

(iv)	the Bylaws of CSXT, as amended through the date hereof;

(v)	the resolutions of the Board of Directors (the “Board”) of the Company authorizing the filing of the Registration Statement;

(vi)	the Registration Statement and the Prospectus;

(vii)	a certificate issued by the State Corporation Commission of the Commonwealth of Virginia (the “State Corporation Commission”) on the date hereof to the effect that the Company is existing under the laws of the Commonwealth of Virginia and in good standing (the “CSX Good Standing Certificate”); and

(viii)	a certificate issued by the State Corporation Commission on the date hereof to the effect that CSXT is existing under the laws of the Commonwealth of Virginia

HUNTON

Board of Directors

CSX Corporation

February 27, 2025

and in good standing (the “CSXT Good Standing Certificate,” and collectively with the CSX Good Standing Certificate, the “Good Standing Certificates”).

For purposes of the opinions expressed below, we have assumed: (a) the authenticity of all documents submitted to us as originals; (b) the conformity to authentic original documents of all documents submitted to us as certified, electronic or photostatic copies; (c) the legal capacity of all natural persons; (d) the genuineness of all signatures and the completion of all deliveries not witnessed by us; and (e) the due authorization, execution and delivery of all documents by all parties and the validity, binding effect and enforceability thereof on such parties and (f) the accuracy, completeness and authenticity of all corporate records and other information made available to us by the Company.

As to factual matters, we have relied upon, and assumed the accuracy of, representations included in the documents submitted to us, upon certificates of officers of the Company and upon certificates and oral advice of public officials, without independent verification of their accuracy.

Based upon the foregoing and such other information and documents as we have considered necessary for the purposes hereof, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1.       The Company is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia as of the date of the CSX Good Standing Certificate, with the corporate power and authority to authorize the issuance of the CSX Securities.

2.       CSXT is a corporation validly existing and in good standing under the laws of the Commonwealth of Virginia as of the date of the CSXT Good Standing Certificate, with the corporate power and authority to authorize the issuance of the CSXT Debt Securities.

3.       With respect to any shares of Common Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance of such shares of Common Stock, including the terms of the offering thereof, from the then authorized number of shares of Common Stock available, (b) any certificates representing the shares of Common Stock have been duly executed, countersigned and registered and (c) such shares of Common Stock have been duly issued by the Company and delivered to the purchasers thereof either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing

HUNTON

Board of Directors

CSX Corporation

February 27, 2025

such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such shares of Common Stock will be validly issued, fully paid and nonassessable.

4.       With respect to any series of shares of Preferred Stock, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of shares of Preferred Stock, including the terms of the offering thereof, from the then authorized number of shares of Preferred Stock available therefor, (b) the Articles of Amendment creating the particular series of Preferred Stock have been filed with the State Corporation Commission, and the State Corporation Commission has issued a certificate of amendment with respect thereto, (c) any certificates representing the shares of Preferred Stock have been duly executed, countersigned and registered and (d) the series of shares of Preferred Stock has been duly issued by the Company and delivered to the purchasers thereof either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor or (ii) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the consideration approved by the Board, such series of shares of Preferred Stock will be validly issued, fully paid and nonassessable.

5.       With respect to any Depositary Shares, when (a) the Board has taken all necessary corporate action to authorize and approve the issuance and terms of any series of Depositary Shares, (b) the Deposit Agreement to be entered into in connection with the issuance of such Depositary Shares has been duly authorized, executed and delivered by the Depositary and the Company, (c) the specific terms of such Depositary Shares have been duly authorized and established in accordance with the Deposit Agreement, (d) the underlying Preferred Stock has been validly issued and delivered as described in paragraph 4 above, (e) the Depositary has duly issued the deposit receipts evidencing such Depositary Shares against deposit of the Preferred Stock in respect thereof in accordance with the Deposit Agreement and (f) the deposit receipts have been duly executed, issued and delivered by one of the Depositary’s authorized officers in accordance with the Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the Board upon payment of the consideration therefor approved by the Board, such Depositary Shares will be validly issued, fully paid and nonassessable.

The opinions expressed above are limited to the laws of the Commonwealth of Virginia in effect on the date hereof. We do not express any opinion as to the laws of any other jurisdiction.

HUNTON

Board of Directors

CSX Corporation

February 27, 2025

The opinions set forth in paragraphs 1 and 2 above as to the valid existence and good standing of the Company and CSXT, respectively, are based solely upon our review of the Good Standing Certificates.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5 to the Registration Statement and the reference to our firm under the heading “Validity of Securities” in the Registration Statement and the Prospectus.  By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinion expressed herein. This opinion letter is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any matters beyond the matters expressly set forth herein.

Very truly yours,

/s/ Hunton Andrews Kurth LLP